Exhibit 99.1

Financial Institutions, Inc.

NEWS RELEASE	220 Liberty Street
For Immediate Release	Warsaw, NY 14569

FIVE STAR BANK NAMES VITO CARACCIO SENIOR VICE PRESIDENT,
DIRECTOR OF BUSINESS BANKING

Fairport resident will be instrumental in the success
of small business lending, fee-based lines, and merchant services

WARSAW, N.Y., July 29, 2016 — In a move to expand and deepen its small and mid-sized business banking services, Five Star Bank (the “Bank”), a subsidiary of Financial Institutions, Inc. (the “Company”) (NASDAQ: FISI), has hired Vito Caraccio as Senior Vice President, Director of Business Banking. In this newly-established role, Mr. Caraccio will have oversight of small business lending, fee-based lines of business-related cash management and merchant services. He will also serve on the Bank’s Executive Loan Committee.

Prior to joining Five Star Bank, Mr. Caraccio served First Niagara Financial Group as Senior Vice President, Corporate Banking Team Leader in Rochester, N.Y. Previously, he was Senior Vice President, Business Development Leader and Relationship Manager for JP Morgan Chase of Western New York, and held executive roles with KeyBank and FleetBoston Financial in Rochester, N.Y., the Bank of New York in White Plains, N.Y., and Chemical Banking Corporation in New York City.

“We’re delighted to welcome Vito to Five Star Bank,” said Martin K. Birmingham, President and Chief Executive Officer of Financial Institutions, Inc. “His outstanding talent and exemplary reputation as a commercial banker of the highest integrity, energy, and passion for his customers will be a powerful asset to Five Star’s small business lending and the community we serve.”

Mr. Caraccio holds a bachelor of business administration degree in finance from the University of Texas at El Paso, and is a veteran of the United States Marine Corps. He serves on the board of directors and as treasurer of the Veterans Outreach Center and is a member of Rochester Rotary. He has served on the executive boards of the Small Business Council and the Urban League of Rochester. Additionally, he has been involved with the Greater Rochester Chamber of Commerce, the Rochester International Business Roundtable, the American Red Cross and United Way. He lives in Fairport with his wife, Kristen, and their four children.

Mr. Caraccio joins Five Star Bank’s recently announced growth-centered executive leadership structure, designed to further accelerate its momentum serving communities across Western New York.

About Financial Institutions, Inc.

Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank, Scott Danahy Naylon and Courier Capital. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 60 ATMs throughout Western and Central New York State. Scott Danahy Naylon provides a broad range of insurance services to personal and business clients across 44 states. Courier Capital provides customized investment management, investment consulting and retirement plan services to individuals, businesses, institutions, foundations and retirement plans.  Financial Institutions, Inc. and its subsidiaries employ approximately 700 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI and is a member of the NASDAQ OMX ABA Community Bank Index. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by Section 21E of the Securities Exchange Act of 1934, as amended, that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: the Company’s ability to implement its strategic plan, the Company’s ability to redeploy investment assets into loan assets, whether the Company experiences greater credit losses than expected, whether the Company experiences breaches of its, or third party, information systems, the attitudes and preferences of the Company’s customers, the Company’s ability to successfully integrate and profitably operate Scott Danahy Naylon and Courier Capital, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and the Company’s compliance with regulatory requirements, changes in interest rates, general economic and credit market conditions nationally and regionally, and costs associated with responding to the demands of an activist shareholder. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other documents filed with the SEC.  Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

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For additional information:
Investors:	News Media:

Kevin B. Klotzbach	Brandonne Rankin
Executive Vice President, Chief Financial Officer & Treasurer	McDougall Communications
Phone: 585.786.1130	Phone: 585.313.3683
Email: KBKlotzbach@five-starbank.com	Email: brankin@mcdougallpr.com

Jordan Darrow
Darrow Associates
Phone: 512-551-9296
Email: jdarrow@darrowir.com